UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

Gaia, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

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Gaia, Inc.

833 West South Boulder Road

Louisville, Colorado 80027

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Location relates to the proxy statement of Gaia, Inc., a Colorado corporation (“we”, “us”, “our”, or “Gaia”), dated March 9, 2020, furnished to Gaia shareholders in connection with the solicitation of proxies by our board of directors for use at the annual meeting of shareholders to be held on Thursday, April 23, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 30, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, APRIL 23, 2020

To our shareholders:

As previously announced, the 2020 annual meeting of shareholders of Gaia, Inc., a Colorado corporation, will be held on Thursday, April 23, 2020 at 9:30 a.m. Mountain Time.  However, due to recent orders, guidance and protocols issued by public health authorities and federal, state and local governments, NOTICE IS HEREBY GIVEN that the location of the annual meeting has been changed. In compliance with current restrictions regarding gatherings, we have determined to hold the 2020 annual meeting in a virtual meeting format only, with attendance via the internet. Accordingly, you will not be able to attend the annual meeting physically in person.

As described in the previously-distributed proxy materials for the annual meeting, you are entitled to participate in and vote at the annual meeting if you were a shareholder of record as of the close of business on February 28, 2020, the record date of the annual meeting, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

The annual meeting will be held virtually at www.virtualshareholdermeeting.com/GAIA2020. In order to attend the annual meeting virtually, you will need to log-in using the control number found on the proxy card, voting instruction form or notice you previously received. You may vote during the annual meeting by following the instructions available on the meeting website. In addition, you may submit questions and view the rules of conduct for the virtual annual meeting at www.virtualshareholdermeeting.com/GAIA2020.

Whether or not you plan to attend the annual meeting virtually, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the annual meeting. If you have already voted, the change in the format of the meeting from in-person to virtual does not require you to vote again. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the annual meeting. The proxy materials contain important information regarding the matters to be acted upon at the annual meeting and we encourage you to read them.  Your vote is very important to us.

By Order of the Board of Directors

Paul Tarell, Secretary
March 30, 2020

The annual meeting of shareholders on April 23, 2020 at 9:30 a.m. Mountain Time is available at www.virtualshareholdermeeting.com/GAIA2020. The proxy statement and our 2019 annual report are available to shareholders at www.proxyvote.com.